Exhibit 99.2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: SomaLogic, Inc. Special Meeting of Stockholders For Stockholders of record as of November 29, 2023 DATE: Thursday, January 4, 2024 TIME: 10:00 AM, Mountain Time PLACE: Annual Meeting to be held live via the Internet- Please visit www.proxydocs.com/SLGC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adam Taich and Ruben Gutierrez (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SomaLogic, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/SLGC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-690-0375 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/SLGC

SomaLogic, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE FOR	YOUR VOTE AGAINST	YOUR VOTE ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To adopt the Agreement and Plan of Merger, dated as of October 4, 2023, by and between SomaLogic, Inc., Standard BioTools Inc. and Martis Merger Sub, Inc., and thereby approve the merger and the other transactions contemplated thereby (the "SomaLogic Merger Proposal"); and	☐	☐	☐	**FOR**
2.	To approve adjournments of the SomaLogic Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the SomaLogic Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to SomaLogic stockholders.	☐	☐	☐	**FOR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/SLGC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________